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                                  EXHIBIT 21



                             LIST OF SUBSIDIARIES

The following table sets forth certain information concerning the principal subsidiaries of the Company.

                                                      State or other
                                                      jurisdiction of
    Name                                              incorporation
    ----                                              -------------
Circle International, Inc.                            Delaware

Circle Airfreight Japan, Ltd.                         California

Circle Air Freight de Mexico C.V.                     Mexico

Circle Espana S.A.                                    Spain

Circle Freight International                          Germany
  Speditionsgesellschaft GmbH

Circle Fretes Internacionais Do                       Brazil
  Brasil Ltda.

Circle Freight International (Argentina) S.A.         Argentina

Circle Freight International (Canada) Ltd.            Canada

Circle Freight International (Holland) B.V.           Holland

Circle Freight International (India) Pty. Ltd.        India

Circle Freight International (Italia) Pty. Ltd.       Italy

Circle Freight International Japan                    Japan

Circle International Korea                            Korea

Circle Freight International (NZ) Ltd.                New Zealand

Circle Freight International                          Philippines
  Philippines Ltd., Inc.


Circle Freight International                          Singapore
  (Singapore) Ptd., Ltd.

Circle International                                  Australia
  (Aust.) Pty., Ltd.

Circle International (Hong Kong) Ltd.                 Hong Kong

Circle International Limited                          United Kingdom

Circle International (Sweden) AB                      Sweden

Darrell J. Sekin & Co.                                Texas

Harper Logistics International                        France

                                                      State or other
                                                      jurisdiction of
    Name                                              incorporation
    ----                                              -------------

J.R. Michels Incorporated                             Texas

Max Gruenhut B.V.                                     Holland

Max Gruenhut GmbH                                     Germany

Regga Holdings Limited                                Bermuda

Regga Insurance Limited                               Bermuda


The names of certain subsidiaries have been omitted because such unnamed subsidiaries, considered in the aggregate, would not constitute a significant subsidiary as that term is defined in Regulation S-X.